Exhibit 10.4

FIRST AMENDMENT TO THE

OLD LINE BANK

SALARY CONTINUATION PLAN AGREEMENT (2012-B Plan)

WHEREAS, Old Line Bank, (the “Bank”) and James Cornelsen, (the “Executive”) previously entered into the Old Line Bank Salary Continuation Plan Agreement (2012-B Plan), originally effective as of October 1st, 2012 (the “Agreement”); and

WHEREAS, the Agreement is designed to provide retirement benefits to the Executive upon certain enumerated events, payable out of the Bank’s general assets; and

WHEREAS, the Bank and the Executive have agreed to amend the Agreement to provide additional benefits per this Amendment.

NOW, THEREFORE, effective May 7, 2018 (the “Effective Date”), the Bank and the Executive hereby amend the Agreement as follows:

  Provision of Benefits for the Normal Retirement Benefit. In the event that benefits become payable under paragraph 3.1 of the Agreement, the benefit amount shall be offset by benefit payments made by the Old Line Bank Salary Continuation Agreement dated January 3rd, 2006, the Old Line Bank Salary Continuation Plan Agreement (2010 Plan) dated June 7, 2010, and the Old Line Bank Salary Continuation Plan Agreement (2012-A Plan) dated October 1, 2010, including any amendments to such plans.

IN WITNESS WHEREOF, both parties hereto acknowledge that each has carefully read and considered this Amendment and consent to the changes contained herein. Both parties have caused this Amendment to the Agreement, as identified above, to be executed this 7th day of May, 2018.

EXECUTIVE	OLD LINE BANK

______________________________	By:	/s/James W. Cornelsen

	Title:	President and Chief Executive Officer